Exhibit 31.2(a)

Certification Pursuant to Section 302 of the

Sarbanes-Oxley Act of 2002

I, Antoinette P. McCorvey, certify that:

1.	I have reviewed the Annual Report on Form 10-K/A of Eastman Kodak Company for the fiscal year ended December 31, 2011; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 26, 2012	/s/ Antoinette P. McCorvey
Antoinette P. McCorvey
Chief Financial Officer & Senior Vice President